MorphoSys AG

      American Depositary Share

Representing an Aggregate of              Ordinary Shares in Bearer Form

Underwriting Agreement

April             , 2018

Goldman Sachs & Co. LLC

J.P. Morgan Securities LLC

Leerink Partners LLC

As Representatives of the

    several Underwriters listed

    in Schedule 1 hereto

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Ladies and Gentlemen:

MorphoSys AG, a stock corporation (Aktiengesellschaft) incorporated under the laws of the Federal Republic of Germany and registered in the commercial register (Handelsregister) of the local court (Amtsgericht) of Munich, Federal Republic of Germany, under number HRB 120123 (the “Company”), proposes to issue and sell to the several underwriters listed in Schedule 1 hereto (together, the “Underwriters”), for whom you are acting as representatives (the “Representatives”), an aggregate of              ordinary shares in bearer form with no par value and a notional value attributable to each share of €1.00 (the “Ordinary Shares”) of the Company (the “Underwritten Shares”) in the form of              American Depositary Shares (the “Underwritten ADSs”) and, at the option of the Underwriters, up to an additional              ordinary shares with no par value of the Company (the “Option Shares”) in the form of              American Depositary Shares (the “Option ADSs”). The Underwritten Shares and the Option Shares are herein referred to as the “Shares”. The Underwritten ADSs and the Option ADSs (to the extent that the aforementioned option is exercised) are hereinafter collectively referred to as the “Offered ADSs”. The ordinary shares of the Company to be outstanding after giving effect to the sale of the Shares are referred to herein as the “Stock”.

The Offered ADSs are to be issued pursuant to an amended and restated deposit agreement (the “Deposit Agreement”), dated             , 2018, among the Company, The Bank of New York Mellon, as the depositary, (the “Depositary”), and owners and beneficial owners, from time to time, of the Offered ADSs. Each Offered ADSs will initially represent one-fourth of an Ordinary Share deposited with the Depositary pursuant to the Deposit Agreement.

The Company hereby confirms its agreement with the several Underwriters concerning the purchase and sale of the Shares, as follows:

1.        Registration Statement.    The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement (File No. 333-223843), including a prospectus, relating to the Offered ADSs. Such registration statement, as amended at the time it became effective, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement”; and as used herein, the term “Preliminary Prospectus” means each prospectus included in such registration statement (and any amendments thereto) before effectiveness, any prospectus filed with the Commission pursuant to Rule 424(a) under the Securities Act and the prospectus included in the Registration Statement at the time of its effectiveness that omits Rule 430 Information, and the term “Prospectus” means the prospectus in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Shares. If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.

At or prior to the Applicable Time (as defined below), the Company had prepared the following information (collectively with the pricing information set forth on Annex A, the “Pricing Disclosure Package”): a Preliminary Prospectus dated            , 2018 and each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Annex A hereto.

“Applicable Time” means            [A/P].M., New York City time, on            , 2018.

2.        Purchase of the Underwritten Shares to be delivered in the form of Underwritten ADSs by the Underwriters.

(a)        Each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, (i) to purchase from the Company the respective number of Underwritten Shares set forth opposite such Underwriter’s name in Schedule 1, (ii) through Goldman Sachs AG, acting for the account of the several Underwriters, as provided for in paragraph (b) below, to subscribe, on the date hereof, for the Underwritten Shares at a price of €1.00 (the “Issue Price”) per Underwritten Share, and (iii) through Goldman Sachs AG, acting for the account of the several Underwriters, to pay to the Company the Issue Price for each of the subscribed Underwritten Shares by crediting with value date as of            , 2018, the Issue Price multiplied by the number of Underwritten Shares (the “Aggregate Issue Price”) into a special account opened at BNP PARIBAS Securities Services S.C.A. - Zweigniederlassung Frankfurt (account number:            ) and entitled “[MorphoSys AG Sonderkonto Kapitalerhöhung 2018]” (the “Capital Increase Account”), such account to be non-interest bearing and free of charges (including negative interest).

(b)        For purposes of registering the capital increase representing the Underwritten Shares in the commercial register (Handelsregister), Goldman Sachs & Co. LLC undertakes that Goldman Sachs AG will, subject to the conditions set forth herein, execute in its own name but for the account of the several Underwriters, and deliver to the Company a subscription certificate (Zeichnungsschein) in the form attached as Exhibit A hereto (the “Subscription Certificate”) on            , 2018, duly signed in duplicate form pursuant to Section 185 of the German Stock Corporation Act (Aktiengesetz or “AktG”) for the Underwritten Shares, such subscription certificate, in accordance with its terms, to expire at 23:59 CEST on            , 2018, and with effect of the payment of the Aggregate Issue Price as described and defined in paragraph (a)(iii) above, as payment pursuant to Section 36a (1) AktG, to the Capital Increase Account. Upon crediting the Aggregate Issue Price, Goldman Sachs & Co. LLC undertakes that BNP PARIBAS Securities Services S.C.A. - Zweigniederlassung Frankfurt will cause delivery to the Company of a bank certificate (Einzahlungsbestätigung) in the form attached as

Exhibit B hereto (the “Bank Certificate”), confirming such credit (Sections 188 (2), 36 (2), 36a (1) and 37 (1) AktG).

(c)        Promptly upon receipt of the Subscription Certificate pursuant to paragraph (b) above, the Company shall take all reasonable measures to effect the registration of the capital increase in the commercial register. Copies of all documents filed with the commercial register shall be delivered to Goldman Sachs & Co. LLC and Goldman Sachs AG. Promptly upon the registration of the capital increase in the commercial register, but at the latest by                CEST on                , 2018, the Company shall, by telefax or pdf-document attached to an email, with the original copy to follow promptly by courier, furnish each of Goldman Sachs & Co. LLC and Goldman Sachs AG with a certified copy of the registration notice of the commercial register and a certified excerpt from the commercial register, each evidencing such capital increase. If the registration with the commercial register of the increase of the Company’s registered share capital in an amount of €                has not been effected by 23:59 CEST on                . 2018, the Subscription Certificate for the Underwritten Shares shall expire and Goldman Sachs & Co. LLC, through Goldman Sachs AG, on behalf of the several Underwriters, may obtain repayment of the Issue Price for the Underwritten Shares by way of cancelling the credit of the Aggregate Issue Price for the Underwritten Shares to the Capital Increase Account. In such event, the Representatives on behalf of the several Underwriters, and the Company may agree, that the Underwriters, through Goldman Sachs AG, submit a new Subscription Certificate for the Underwritten Shares (to expire in accordance with its terms on a date to be determined by the Representatives on behalf of the several Underwriters). If the Representatives, on behalf of the several Underwriters, and the Company have not agreed on the submission of a new Subscription Certificate for the Underwritten Shares on or prior to                , 2018, all obligations of the Underwriters to purchase, subscribe and pay for the Underwritten Shares shall terminate. In this event, the reimbursement obligations the Company pursuant to Section 13 and the provisions set out in Sections 9 and 11 of this Agreement shall remain in full force and effect.

(d)        Promptly on the day on which the capital increase in relation to the Underwritten Shares is registered in the commercial register, but at least by 23:59 CEST on                , 2018, the Company shall deliver to Goldman Sachs AG one or more global share certificate(s) in the form set forth as Exhibit C representing the Underwritten Shares. Goldman Sachs & Co. LLC undertakes that Goldman Sachs AG, in its own name, but for the account of the several Underwriters, will deliver the global share certificate(s) to The Bank of New York Mellon SA/NV (the “Custodian”) and transfer title to the Underwritten Shares to the Depositary on or prior to the Closing Date (as defined below), to enable the delivery by the Depositary of the Underwritten ADSs in respect of the Underwritten Shares to Goldman Sachs & Co. LLC for the account of the several Underwriters, for subsequent delivery to the other several Underwriters or to investors, as the case may be, by way of book-entry.

3.        Option to buy Additional Shares and ADSs

(a)        If any Option Shares to be delivered in the form of Option ADSs are to be purchased, the number of the Option ADSs to be purchased by each Underwriter shall be the number of Option ADSs which bears the same ratio to the aggregate number of Option ADSs being purchased as the number of Underwritten ADSs set forth opposite the name of such Underwriter in Schedule 1 hereto (or such number increased as set forth in Section 12 hereof) bears to the aggregate number of Underwritten ADSs being purchased from the Company by the several Underwriters, subject, however, to such adjustments as to eliminate any fractional ADSs as the Representatives in their sole discretion shall make.

(b)        The Underwriters may exercise the option to buy Option ADSs in whole or in part, provided that the option to buy Option ADSs may only be exercised once, on or before the thirtieth day following the date of the Prospectus, by written notice from the Representatives to the Company

(the “Option Exercise Notice”). Such notice shall set forth the aggregate number of Option ADSs as to which the option is exercised and the date and the time when the Option ADSs are to be delivered and paid for (the “Additional Closing Date”), which may be the same date as the Closing Date (as hereinafter defined) but shall not be earlier than the Closing Date nor later than the tenth full business day after the date of such notice (unless such time and date are postponed in accordance with Section 12 hereof). Any such notice shall be given at least five full business days prior to the Additional Closing Date.

(c)        Upon exercise of the option to buy any or all Option ADSs pursuant to paragraph (b) above, each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, through Goldman Sachs AG, acting for the account of the several Underwriters, to pay to the Company the Issue Price for each of the Option Shares for which the option has been exercised by crediting, with a value date that falls at least four business days prior to the Additional Closing Date, multiplied by the number of Option Shares for which the option to purchase has been exercised (the “Aggregate Option Issue Price”), the Capital Increase Account.

(d)        For purposes of registering the capital increase representing the Option Shares for which the option to purchase has been exercised in the commercial register, Goldman Sachs & Co. LLC undertakes that Goldman Sachs AG will, subject to the conditions set forth herein, execute in its own name but for the account of the several Underwriters, and deliver to the Company a Subscription Certificate at least four business days prior to the Additional Closing Date, duly signed in duplicate form pursuant to Section 185 AktG for the relevant Option Shares, such subscription certificate, in accordance with its terms, to expire at 23:59 CEST on the date that falls [two] business days prior to the Additional Closing Date, and with effect of the payment of the Aggregate Option Issue Price as described in paragraph (c) above, as payment pursuant to Section 36a (1) AktG, to the Optional Capital Increase Account. Upon crediting the Aggregate Optional Issue Price, Goldman Sachs & Co. LLC undertakes that BNP PARIBAS Securities Services S.C.A. - Zweigniederlassung Frankfurt will cause delivery to the Company of the Bank Certificate (Einzahlungsbestätigung) in the form attached as Exhibit B hereto, confirming such credit.

(e)        Promptly upon receipt of the Subscription Certificate pursuant to paragraph (c) above, the Company shall take all reasonable measures to effect the registration of the capital increase in the commercial register. Copies of all documents filed with the commercial register shall be delivered to Goldman Sachs & Co. LLC and Goldman Sachs AG. Promptly upon the registration of the capital increase in the commercial register, but at the latest by 16:00 CEST on the date that falls [three] business day prior to the Additional Closing Date, the Company shall, by telefax or pdf-document attached to an email, with the original copy to follow promptly by courier, furnish each of Goldman Sachs & Co. LLC and Goldman Sachs AG with a certified copy of the registration notice of the commercial register and a certified excerpt from the commercial register, each evidencing such capital increase. If the registration with the commercial register of the increase of the Company’s registered share capital in an amount of €                has not been effected by 23:59 CEST on the date that falls [three] business days prior to the Additional Closing Date, the Subscription Certificate for the Underwritten Shares shall expire and Goldman Sachs & Co. LLC, through Goldman Sachs AG, on behalf of the several Underwriters, may obtain repayment of the Issue Price for the Option Shares for which the option to purchase has been exercised by way of canceling the credit of the Aggregate Option Issue Price for the relevant Option Shares to the Capital Increase Account. In such event, the Representatives on behalf of the several Underwriters, and the Company may agree, that the Underwriters, through Goldman Sachs AG, submit a new Subscription Certificate for the Option

Shares for which the option to purchase has been exercised (to expire in accordance with its terms on a date to be determined by the Representatives on behalf of the several Underwriters). If the Representatives, on behalf of the several Underwriters, and the Company have not agreed on the submission of a new Subscription Certificate for the Underwritten Shares on or prior to the date specified for payment and delivery of the Option Shares in the Option Exercise Notice, all obligations of the Underwriters to purchase, subscribe and pay for the Option Shares for which the option to purchase has been exercised shall terminate. In this event, the reimbursement obligations the Company pursuant to Section 13 and the provisions set out in Sections 9 and 11 of this Agreement shall remain in full force.

(f)        Promptly on the day on which the capital increase in relation to the Option Shares for which the option to purchase has been exercised is registered in the commercial register, but at least by 23:59 CEST on the date that falls [three] business days prior to the Additional Closing Date, the Company shall deliver to Goldman Sachs AG one or more global share certificate(s) in the form set forth as Exhibit C representing the Option Shares for which the option to purchase has been exercised. Goldman Sachs & Co. LLC undertakes that Goldman Sachs AG, in its own name, but for the account of the several Underwriters, will deliver the global share certificate(s) to the Custodian and transfer title to the relevant Option Shares to the Depositary on or prior to the Additional Closing Date, to enable the delivery by the Depositary of the Option ADSs in respect of the Option Shares for which the option to purchase has been exercised to Goldman Sachs & Co. LLC for the account of the several Underwriters, for subsequent delivery to the other several Underwriters or to investors, as the case may be, by way of book-entry.

4.        Sale of ADSs to the Public; Delivery and Payment

(a)        The Company understands that the several Underwriters intend to make a public offering of the Offered ADSs as soon after the effectiveness of this Agreement as in the judgment of the Representatives is advisable, and initially to offer the Offered ADSs on the terms set forth in the Pricing Disclosure Package. The Company acknowledges and agrees that the several Underwriters may offer and sell Offered ADSs to or through any affiliate of an Underwriter.

(b)        Payment for the ADSs shall be made by wire transfer in immediately available funds to the Company at the account specified by the Company to the Representatives in the case of the Underwritten Shares, at the offices of Latham & Watkins LLP, New York, New York at 10:00 A.M., New York City time, on                , 2018, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representatives and the Company may agree upon in writing or, in the case of the Option ADSs, on the date and at the time and place specified by the Option Exercise Notice. The time and date of such payment for the Underwritten ADSs is referred to herein as the “Closing Date”, and the time and date for such payment for the Option ADSs, if other than the Closing Date, is herein referred to as the “Additional Closing Date”.

Payment for the Shares to be purchased on the Closing Date or the Additional Closing Date, as the case may be, shall be made against delivery to the Representatives for the respective accounts of the several Underwriters of the Offered ADSs to be purchased on such date with any transfer taxes payable in connection with the sale of such ADSs duly paid by the Company. Delivery of the Offered ADSs shall be made through the facilities of The Depository Trust Company (“DTC”) unless the Representatives shall otherwise instruct. The aggregate amount to be paid by the several Underwriters to the Company on the Closing Date or the Additional Closing Date, as the case may be, shall be U.S.$                per ADS multiplied by the number of Underwritten ADSs or Option ADSs, as the case may be, delivered on such date, less the Aggregate Issue Price (in the case of Underwritten ADSs) or the Aggregate Option Issue Price (in the case of Option ADSs) and less fees and expenses as set forth in Section 13 hereof (the “Excess Proceeds Amount”). Solely for the purpose of calculating the relevant Excess Proceeds Amount in U.S. dollar, the Aggregate Issue Price or the Aggregate Option Issue Price, as the case may be, is converted from euro into U.S. dollars by applying the exchange rate, which Goldman Sachs & Co. LLC can reasonably obtain at the time it converts U.S. dollars into a euro amount equal to the Aggregate Purchase Price or the Aggregate Option Purchase Price, as the case may be. Goldman Sachs & Co. LLC, on behalf of the several Underwriters, shall cause payment of the Excess Proceeds Amounts to the account designated by the Company on the First Closing Date or the Additional Closing Date, as the case may be.

(c)        The Company acknowledges and agrees that the several Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of the Offered ADSs contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, neither the Representatives nor any other Underwriter is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company with respect thereto. Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the several Underwriters and shall not be on behalf of the Company.

5.        Representations and Warranties of the Company. The Company represents and warrants to each Underwriter that:

(a)        Preliminary Prospectus.    No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus included in the Pricing Disclosure Package, at the time of filing thereof, complied in all material respects with the Securities Act, and no Preliminary Prospectus, at the time of filing thereof, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in any Preliminary Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 9(b) hereof.

(b)        Pricing Disclosure Package.    The Pricing Disclosure Package as of the Applicable Time did not, and as of the Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in such Pricing Disclosure Package, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof. No statement of material fact included in the Prospectus has been omitted from the Pricing Disclosure Package and no statement of material fact included in the Pricing Disclosure Package that is required to be included in the Prospectus has been omitted therefrom.

(c)        Issuer Free Writing Prospectus.    Other than the Registration Statement, the Preliminary Prospectus and the Prospectus, the Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Shares or the Offered ADSs (each such communication by the Company or its agents and representatives (other than a communication referred to in clause (i) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act or (ii) the documents listed on Annex A hereto, each electronic road show and any other written communications approved in writing in advance by the Representatives. Each such Issuer Free Writing Prospectus complies in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and does not conflict with the information contained in the Registration Statement or the Pricing Disclosure Package, and, when taken together with the Preliminary Prospectus accompanying, or delivered prior to delivery of, such Issuer Free Writing Prospectus, did not, and as of the Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus or Preliminary Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in such Issuer Free Writing Prospectus or Preliminary Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 9(b) hereof.

(d)        Emerging Growth Company.  From the time of initial confidential submission of the Registration Statement to the Commission (or, if earlier, the first date on which the Company engaged directly or through any person authorized to act on its behalf in any Testing-the-Waters Communication) through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”). “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act.

(e)         Testing-the-Waters Materials. The Company (i) has not alone engaged in any Testing-the-Waters Communications other than Testing-the-Waters Communications with the consent of the Representatives with entities that are qualified institutional buyers within the meaning of Rule 144A under the Securities Act or institutions that are accredited investors within the meaning of Rule 501 under the Securities Act and (ii) has not authorized anyone other than the Representatives to engage in Testing-the-Waters Communications. The Company reconfirms that the Representatives have been authorized to act on its behalf in undertaking Testing-the-Waters Communications by virtue of a writing substantially in the form of Exhibit D hereto. The Company has not distributed or approved for distribution any Written Testing-the-Waters Communications other than those listed on Annex B hereto. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act. Any individual Written Testing-the-Waters Communication does not conflict with the information contained in the Registration Statement or the Pricing Disclosure Package, complied in all material respects with the Securities Act, and when taken together with the Pricing Disclosure Package as of the Applicable Time, did not, and as of the Closing Date and as of the Additional

Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f)        Registration Statement and Prospectus.    The Registration Statement has been declared effective by the Commission. No order suspending the effectiveness of the Registration Statement has been issued by the Commission, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering of the Offered ADSs has been initiated or threatened by the Commission; as of the applicable effective date of the Registration Statement and any post-effective amendment thereto, the Registration Statement and any such post-effective amendment complied and will comply in all material respects with the Securities Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date and as of the Additional Closing Date, as the case may be, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 9(b) hereof.

(g)        Registration Form on Form F-6. (i) A registration statement on Form F-6 (No. 333-                ) in respect of the ADSs has been filed with the Commission and such registration statement has become effective pursuant to the Rules and Regulations (such registration statement, including all exhibits thereto, at the time it became effective, being hereinafter referred to as the “ADS Registration Statement”), (ii) no stop order suspending the effectiveness of the ADS Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Company, threatened by the Commission, (iii) the ADS Registration Statement complies and, as amended or supplemented, will comply in all material respects with the Securities Act, and (iv) the ADS Registration Statement, when it became effective, did not contain and, on each Closing Date and as amended or supplemented, will not contain, any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading.

(h)        Financial Statements.    The financial statements (including the related notes thereto) of the Company and its consolidated subsidiaries included in the Registration Statement, the Pricing Disclosure Package and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and present fairly, in all material respects, the financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board applied on a consistent basis throughout the periods covered thereby, and any supporting schedules included in the Registration Statement present fairly, in all material respects, the information required to be stated therein; and the other financial information included in the Registration Statement, the Pricing Disclosure Package and the Prospectus has been derived from the accounting records of the Company and its consolidated subsidiaries and presents fairly, in all material respects, the information shown thereby.

(i)        No Material Adverse Change.    Since the date of the most recent financial statements of the Company included in the Registration Statement, the Pricing Disclosure Package and the Prospectus (i) there has not been any change in the capital stock (other than the issuance of ordinary shares upon exercise of stock options, convertible bonds and warrants described as outstanding in, and the grant of options and awards under existing equity incentive plans described in, the Registration Statement, the Pricing Disclosure Package and the Prospectus), short-term debt or long-term debt of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Company and its subsidiaries taken as a whole; (ii) neither the Company nor any of its subsidiaries has entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole; and (iii) neither the Company nor any of its subsidiaries has sustained any loss or interference with its business that is material to the Company and its subsidiaries taken as a whole and that is either from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(j)        Organization.    The Company and each of its subsidiaries have been duly organized, are validly existing and are duly qualified to do business in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified or have such power or authority would not, individually or in the aggregate, have a material adverse effect on the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Company and its subsidiaries taken as a whole or on the performance by the Company of its obligations under the Transaction Documents (as defined below) (a “Material Adverse Effect”). The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit 21.1 to the Registration Statement.

(k)        Capitalization.    The Company has a capitalization as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the heading “Capitalization”; all the outstanding ordinary shares of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and are not subject to any pre-emptive or similar rights; except as described in or expressly contemplated by the Pricing Disclosure Package and the Prospectus, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any ordinary shares or other equity interest in the Company or any of its subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any ordinary shares or other equity interest of the Company or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options; the ordinary shares of the Company conform in all material respects to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and all the outstanding ordinary shares or other equity interests of each subsidiary owned, directly or indirectly, by the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the

Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party.

(l)        Share Options.    With respect to the share options or performance shares (the “Share Options”) granted pursuant to the share-based compensation plans of the Company and its subsidiaries (the “Company Share Plans”), (i) each grant of a Share Option was duly authorized no later than the date on which the grant of such Share Option was by its terms to be effective (the “Grant Date”) by all necessary corporate action, including, as applicable, approval by the management board and supervisory board of the Company (or a duly constituted and authorized committee thereof) and any required shareholder approval by the necessary number of votes, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto, (ii) each such grant was made in accordance with the terms of the Company Share Plans and all applicable laws and regulatory rules or requirements, including the rules of the Frankfurt Stock Exchange, and (iii) each such grant was properly accounted for, in all material respects, in accordance with IFRS in the financial statements (including the related notes) of the Company. There is no and has been no policy or practice of the Company of granting, Share Options prior to, or otherwise coordinating the grant of Share Options with, the release or other public announcement of material information regarding the Company or its subsidiaries or their results of operations or prospects.

(m)       Due Authorization.    The Company has full right, power and authority to execute and deliver this Agreement and the Deposit Agreement (collectively, the “Transaction Documents”) and to perform its obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery by it of each of the Transaction Documents and the consummation by it of the transactions contemplated thereby has been duly and validly taken.

(n)        Underwriting Agreement.    This Agreement has been duly authorized, executed and delivered by the Company.

(o)        Deposit Agreement.    The Deposit Agreement has been duly authorized, executed and delivered by the Company and, assuming the due authorization, execution and delivery by the Depositary, constitutes a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except as the enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or by equitable principles relating to enforceability. Upon (i) issuance by the Depositary of the Offered ADSs against the deposit of Shares in respect thereof and/or (ii) due execution and delivery by the Depositary of ADRs evidencing Offered ADSs against the deposit of Shares in respect thereof, in accordance with the provisions of the Deposit Agreement, such Offered ADSs and/or ADRs will be duly and validly issued and the persons in whose names the Offered ADSs and/or the ADRs are registered will be entitled to the rights specified therein and in the Deposit Agreement; and the ADRs will conform in all material respects to the descriptions thereof in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(p)        The ADSs and the Shares.    The Shares to be issued and sold by the Company hereunder represented by the ADSs and such Offered ADSs have been duly authorized and, when issued and delivered and paid for as provided herein, will be duly and validly issued, will be fully paid and non-assessable and will conform to the descriptions thereof in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and the issuance of the Shares and the Offered ADSs is not subject to any pre-emptive or similar rights; The Shares may be freely deposited with the Custodian against issuance by the Depositary of ADRs evidencing Offered ADSs; the Offered ADSs, when issued and delivered against payment thereof, will be freely transferable to or for the account of the several Underwriters and (to the extent described in the Registration Statement, the Pricing Disclosure Package and the Prospectus) to the initial purchasers thereof; and there are no restrictions on subsequent transfers of the Offered ADSs under the laws of the Federal Republic of Germany.

(q)        Descriptions of the Transaction Documents.    Each Transaction Document conforms in all material respects to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(r)        No Violation or Default.    Neither the Company nor any of its subsidiaries is (i) in violation of its articles of association or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any property or asset of the Company or any of its subsidiaries is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

(s)        No Conflicts.    The execution, delivery and performance by the Company of each of the Transaction Documents, the issuance and sale of the Shares, the issuance and the sale of the Offered ADSs, the deposit of the Shares with the Custodian against issuance by the Depositary of the Offered ADSs and/or the ADRs evidencing offered ADSs, the consummation of the transactions contemplated by the Transaction Documents or the Pricing Disclosure Package and the Prospectus will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, result in the termination, modification or acceleration of, or result in the creation or imposition of any lien, charge or encumbrance upon any property, right or asset of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any property, right or asset of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the articles of association or similar organizational documents of the Company or any of its subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation, default, lien, charge or encumbrance that would not, individually or in the aggregate, have a Material Adverse Effect.

(t)        No Consents Required.    No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company of each of the Transaction Documents, the issuance and sale of the Shares, the issuance and sale of the Offered ADSs and the consummation of the transactions contemplated by the Transaction Documents, except for the registration of the Shares under the Securities Act and such consents, approvals, authorizations, orders, the registration of the capital increase(s) representing the Shares with the commercial register and registrations or qualifications as may be required by the Nasdaq Market, the Financial Industry Regulatory Authority, Inc. (“FINRA”), the Frankfurt Stock Exchange and under applicable state securities laws in connection with the purchase and distribution of the Shares and the Offered ADSs by the Underwriters.

(u)        Legal Proceedings.    Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no legal, governmental or regulatory investigations,

actions, demands, claims, suits, arbitrations, inquiries or proceedings (“Actions”) pending or, to the Company’s knowledge, threatened or contemplated to which the Company or any of its subsidiaries is or may be a party or to which any property of the Company or any of its subsidiaries is or may be the subject that, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected to have a Material Adverse Effect; and (i) there are no current or pending Actions involving the Company that are required under the Securities Act to be described in the Registration Statement, the Pricing Disclosure Package or the Prospectus that are not so described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and (ii) there are no statutes, regulations or contracts or other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement or described in the Registration Statement, the Pricing Disclosure Package or the Prospectus that are not so filed as exhibits to the Registration Statement or described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(v)        Independent Accountants. PricewaterhouseCoopers GmbH Wirtschaftsprüfungsgesellschaft who have certified certain financial statements of the Company and its subsidiaries is an independent registered public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(w)        Title to Real and Personal Property.    The Company and its subsidiaries have good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real and personal property that are material to the businesses of the Company and its subsidiaries, taken as a whole, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries or (ii) would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(x)        Intellectual Property.    Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company and its subsidiaries own, or have obtained valid and enforceable licenses for, the inventions, patent applications, patents, trademarks, trade names, service names, copyrights, trade secrets and other intellectual property described in the Registration Statement, the Pricing Disclosure Package and the Prospectus as being owned or licensed by it or which are reasonably necessary for the conduct of their respective businesses as currently conducted or as currently proposed to be conducted in the Registration Statement, the Pricing Disclosure Package and the Prospectus (collectively, “Intellectual Property”). To the Company’s knowledge, except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus: (i) there are no third parties who have rights to any Intellectual Property, except for customary reversionary rights of third-party licensors with respect to Intellectual Property that is disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus as licensed to the Company or its subsidiaries, and the Company and its subsidiaries have taken all reasonable steps necessary to secure their respective interests in the Intellectual Property from their respective employees and contractors; (ii) there is no infringement by third parties of any Intellectual Property; (iv) the Company or one of its subsidiaries, as the case may be, is the sole owner of the Intellectual Property owned by it and/or has the valid right to use the Intellectual Property; and (v) no employee of the Company or any of its subsidiaries is in or has been in violation of any term of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, nondisclosure agreement or any restrictive covenant to or with a former employer where the basis of such violation relates to such employee’s employment with the Company. Except as would not reasonably be expected, individually or in the aggregate, to have a

Material Adverse Effect, the Company is not nor are any of its subsidiaries infringing the intellectual property rights of third parties. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others: (A) challenging the Company’s or any of its subsidiaries’ rights in or to any Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such action, suit, proceeding or claim; (B) challenging the validity, enforceability or scope of any Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such action, suit, proceeding or claim; or (C) asserting that the Company or any of its subsidiaries infringes or otherwise violates, or would, upon the commercialization of any product or service described in the Registration Statement, the Pricing Disclosure Package or the Prospectus as under development, infringe, misappropriate or violate, any patent, trademark, trade name, service name, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any facts which would form a reasonable basis for any such action, suit, proceeding or claim. The Company and its subsidiaries have complied with the terms of each agreement pursuant to which Intellectual Property has been licensed to the Company or such subsidiary, and all such agreements are in full force and effect, in each case except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. To the knowledge of the Company, the product candidates described in the Registration Statement, the Pricing Disclosure Package and the Prospectus as under development by the Company or its subsidiaries fall within the scope of the claims of one or more patents or patent applications owned by, or exclusively licensed to, the Company or its subsidiaries.

(y)        Patents and Patent Applications.    Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus: (i) all patents and patent applications constituting Intellectual Property owned by or exclusively licensed to the Company or its subsidiaries or under which the Company or its subsidiaries have rights have, to the knowledge of the Company, been duly and properly filed and each issued patent is being diligently maintained; (ii) to the knowledge of the Company, the parties prosecuting such applications have complied with their duty of candor and disclosure to the U.S. Patent and Trademark Office (the “USPTO”) in connection with such applications; (iii) to the Company’s knowledge, there is no patent that contains claims that dominate or may dominate with the issued claims of any of the Company’s Intellectual Property; (iv) to the Company’s knowledge, there is no prior art material to any patent or patent application constituting Intellectual Property that may render any such U.S. patent held by the Company or its subsidiaries invalid or any such U.S. patent application held by the Company or its subsidiaries unpatentable; and (v) the Company is not aware of any facts required to be disclosed to the USPTO that were not disclosed to the USPTO and which would preclude the grant of a patent in connection with any such application or would reasonably be expected to form the basis of a finding of invalidity with respect to any patents that have been issued with respect to such applications.

(z)        Regulatory Matters; Products and Product Candidates.    Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company (collectively with its subsidiaries): (i) has operated and currently operates its business in compliance in all material respects with applicable provisions of the Health Care Laws (as defined below) of the Food and Drug Administration (“FDA”), the Department of Health and Human Services (“HHS”) and any comparable foreign or other regulatory authority to which they are subject (collectively, the “Applicable Regulatory Authorities”) applicable to the ownership, testing, development, manufacture, packaging, processing, use, distribution, storage, import, export or disposal of any of the Company’s or its subsidiaries’ product candidates or any product manufactured or distributed by the Company; (ii) has not received any FDA Form 483, written notice of adverse finding, warning letter, untitled letter or other correspondence or written notice from any court or arbitrator or governmental or regulatory authority alleging or asserting non-compliance with (A) any Health Care Laws or (B) or any licenses, certificates, approvals, clearances, exemptions, authorizations, permits and supplements or amendments thereto required by any such Health Care Laws (“Regulatory Authorizations”); (iii) possesses all Regulatory Authorizations required to conduct its business as currently conducted and such Regulatory Authorizations are valid and in full force and effect and the Company is not in violation, in any material respect, of any term of any such Regulatory Authorizations; (iv) has not received written notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from the Applicable Regulatory Authorities or any other third party alleging that any product of the Company is in material violation of any Health Care Laws or Regulatory Authorizations and has no knowledge that the Applicable Regulatory Authorities or any other third party is considering any such claim, litigation, arbitration, action, suit, investigation or proceeding; (v) has not received written notice that any of the Applicable Regulatory Authorities has taken, is taking or intends to take action to limit, suspend, modify or revoke any material Regulatory Authorizations and has no knowledge that any of the Applicable Regulatory Authorities is considering such action; (vi) has filed, obtained, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Health Care Laws or Regulatory Authorizations and that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were materially complete and correct on the date filed (or were materially corrected or supplemented by a subsequent submission); (vii) is not a party to and does not have any ongoing reporting obligations pursuant to any corporate integrity agreements, deferred prosecution agreements, monitoring agreements, consent decrees, settlement orders, plans of correction or similar agreements with or imposed by any Applicable Regulatory Authority; and (viii) along with its employees, officers and directors, has not been excluded, suspended or debarred from participation in any government health care program or human clinical research and, to the knowledge of the Company, is not subject to a governmental inquiry, investigation, proceeding, or other similar action that could reasonably be expected to result in debarment, suspension, or exclusion.

The term “Health Care Laws” means Title XVIII of the Social Security Act, 42 U.S.C. §§ 1395-1395hhh (the Medicare statute); Title XIX of the Social Security Act, 42 U.S.C. §§ 1396-1396v (the Medicaid statute); the Federal Anti-Kickback Statute, 42 U.S.C. § 1320a-7b(b); the civil False Claims Act, 31 U.S.C. §§ 3729 et seq.; the criminal False Claims Act 42 U.S.C. 1320a-7b(a); any criminal laws relating to health care fraud and abuse, including but not limited to 18 U.S.C. Sections 286 and 287 and the health care fraud criminal provisions under the Health Insurance Portability and Accountability Act of 1996, 42 U.S.C. §§ 1320d et seq., (“HIPAA”); the Civil Monetary Penalties Law, 42 U.S.C. §§ 1320a-7a and 1320a-7b; the Physician Payments Sunshine Act, 42 U.S.C. § 1320a-7h; the Exclusion Statute, 42 U.S.C. § 1320a-7; HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act, 42 U.S.C. §§ 17921 et seq.; the Federal Food, Drug, and Cosmetic Act, 21 U.S.C. §§ 301 et seq.; the Public Health Service Act, 42 U.S.C. §§ 201 et seq.; the regulations promulgated pursuant to such laws; and any similar federal, state and local laws and regulations.

(aa)        Regulatory Matters; Clinical Trials.    None of the Company’s or its subsidiaries’ product candidates have received marketing approval from any Applicable Regulatory Authority, other than Tremfya® which is exclusively licensed to Janssen Biotech, Inc. To the Company’s knowledge, all clinical and pre-clinical studies and trials conducted by or on behalf of or sponsored by the Company or its subsidiaries, or in which the Company has participated, with respect to the Company’s product candidates, including any such studies and trials that are described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, or the results of which are referred to in the Registration Statement, the Pricing Disclosure Package and the Prospectus, as

applicable (collectively, “Company Trials”), were, and if still pending are, being conducted in all material respects in accordance with all applicable Health Care Laws of the Applicable Regulatory Authorities and current Good Clinical Practices and Good Laboratory Practices, and any applicable rules and regulations of the jurisdiction in which such trials and studies are being conducted; the descriptions in the Registration Statement, the Pricing Disclosure Package and the Prospectus of the results of any Company Trials are accurate and complete descriptions in all material respects and fairly present the data derived therefrom; the Company has no knowledge of any other studies or trials not described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the results of which are inconsistent with or call into question the results described or referred to in the Registration Statement, the Pricing Disclosure Package and the Prospectus; the Company has operated at all times and is currently in compliance in all material respects with all applicable Health Care Laws of the Applicable Regulatory Authorities; the Company has not received, nor does the Company have knowledge that any of its collaboration partners have received any written notices, correspondence or other communications from the Applicable Regulatory Authorities or any other Governmental Entity requiring or threatening the termination, material modification or suspension of Company Trials, other than ordinary course communications with respect to modifications in connection with the design and implementation of such studies or trials, and, to the Company’s knowledge, there are no reasonable grounds for the same. No investigational new drug application or comparable submission filed by or on behalf of the Company with the FDA has been terminated or suspended by the FDA or any other Applicable Regulatory Authority. The Company has obtained (or caused to be obtained) informed consent by or on behalf of each human subject who participated in a Company Trial. In using or disclosing patient information received by the Company in connection with a Company Trial, the Company has complied in all material respects with all applicable laws and regulatory rules or requirements, including, without limitation, HIPAA and the rules and regulations thereunder. To the Company’s knowledge, none of the Company Trials involved any investigator who has been disqualified as a clinical investigator or has been found by the FDA to have engaged in scientific misconduct.

(bb)        No Undisclosed Relationships.    No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, stockholders, customers, suppliers or other affiliates of the Company or any of its subsidiaries, on the other, that is required by the Securities Act to be described in each of the Registration Statement and the Prospectus and that is not so described in such documents and in the Pricing Disclosure Package.

(cc)        Investment Company Act.    The Company is not and, after giving effect to the offering and sale of the Offered ADSs and the application of the proceeds thereof as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, will not be an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).

(dd)        Taxes.    The Company and its subsidiaries have paid all federal, state, local and foreign taxes and filed all tax returns required to be paid or filed through the date hereof, except for any taxes which are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP (including audits that the Company or a subsidiary is preparing to timely contest); and except as otherwise disclosed in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, there is no material tax deficiency that has been asserted against the Company or any of its subsidiaries or any of their respective properties or assets that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ee)        Licenses and Permits.    The Company and its subsidiaries possess all licenses, sub-licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect; and except as described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any such license, sub-license, certificate, permit or authorization or has any reason to believe that any such license, sub-license, certificate, permit or authorization will not be renewed in the ordinary course.

(ff)         No Labor Disputes.    No labor disturbance by or dispute with employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is contemplated or threatened, except as would not have a Material Adverse Effect. Neither the Company nor any of its subsidiaries is subject to any collective bargaining agreement to which it is a party.

(gg)        Certain Environmental Matters. (i) The Company and its subsidiaries (x) are in compliance with all, and have not violated any, applicable German and Dutch laws, rules, regulations, requirements, decisions, judgments, decrees, orders and other legally enforceable requirements relating to pollution or the protection of human health or safety, the environment, natural resources, hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”); (y) have received and are in compliance with all, and have not violated any, permits, licenses, certificates or other authorizations or approvals required of them under any Environmental Laws to conduct their respective businesses; and (z) have not received written notice of any actual or potential liability or obligation under or relating to, or any actual or potential violation of, any Environmental Laws, including for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice, and (ii) there are no costs or liabilities associated with Environmental Laws of or relating to the Company or its subsidiaries, except in the case of each of (i) and (ii) above, for any such matter as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (iii) except as described in each of the Pricing Disclosure Package and the Prospectus, (x) there is no proceeding that is pending, or that is known by the Company to be contemplated, against the Company or any of its subsidiaries under any Environmental Laws in which a governmental entity is also a party, other than such proceeding regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed, (y) the Company and its subsidiaries are not aware of any facts or issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that could reasonably be expected to have a material effect on the capital expenditures, earnings or competitive position of the Company and its subsidiaries, and (z) none of the Company or its subsidiaries anticipates material capital expenditures relating to any Environmental Laws.

(hh)        Certain ERISA Matters.    None of the Company, its subsidiaries or any member of its “Controlled Group” (defined as any entity, whether or not incorporated, that is under common control with the Company within the meaning of Section 4001(a)(14) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or any entity that would be regarded as a single employer with the Company under Section 414(b),(c),(m) or (o) of the Internal Revenue Code of 1986, as amended) maintain any employee benefit plan within the meaning of Section 3(3) of ERISA that is subject to ERISA, for which the Company or any of its subsidiaries could have any liability and (ii) there has not been a material increase in the Company’s and its subsidiaries’ “accumulated post-retirement benefit obligations” (within the meaning of the Accounting Standards Codification Topic 715-60) in the United States compared to the amount of such obligations in the Company’s and its subsidiaries’ most recently completed fiscal year, except as would not, individually or in the aggregate, have a Material Adverse Effect.

(ii)        Disclosure Controls.    As of the date the Registration Statement has been declared effective, the Company and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that complies with the requirements of the Exchange Act and that has been designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and such disclosure controls and procedures are effective.

(jj)        Accounting Controls.    The Company and its subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with IFRS. The Company and its subsidiaries maintain internal accounting controls designed to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Based on the Company’s most recent evaluation of its internal controls over financial reporting, except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no material weaknesses in the Company’s internal controls. The Company’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (i) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which have adversely affected or are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; and (ii) any fraud (if any), whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

(kk)       Insurance.    The Company and its subsidiaries have insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks that the Company believes is adequate to protect the Company and its subsidiaries and their respective businesses; and neither the Company nor any of its subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.

(ll)        Cybersecurity.    (i)(x) Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company is not aware of any security breach or other compromise of or relating to any of the Company’s or its subsidiaries’ information technology and computer systems, networks, hardware, software, data (including the data of their respective customers, employees, suppliers, vendors and any third party data maintained by or on behalf of them), equipment or technology (collectively, the “IT Systems and Data”) and (y) the Company and its subsidiaries have not been notified of, and have no knowledge of any event or condition that would reasonably be expected to result in, any security breach or other compromise to their IT Systems and Data; (ii) the Company and its subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except as would not, in the case of this clause (ii), individually or in the aggregate, have a Material Adverse Effect; and (iii) the Company and its subsidiaries have implemented backup and disaster recovery technology consistent with industry standards and practices.

(mm)       No Unlawful Payments.    Neither the Company nor any of its subsidiaries nor any director, officer or employee of the Company or any of its subsidiaries nor, to the knowledge of the Company, any agent, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company and its subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(nn)        Compliance with Anti-Money Laundering Laws.    The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, the applicable money laundering statutes of all jurisdictions where the Company or any of its subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(oo)        No Conflicts with Sanctions Laws.    Neither the Company nor any of its subsidiaries, directors, officers, or employees, nor, to the knowledge of the Company, any agent, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries has been the subject or the target of any sanctions administered or enforced by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury

(“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”) or other relevant sanctions authority (collectively, “Sanctions”), nor has the Company or any of its subsidiaries been located, organized or resident in a country or territory that is the subject or target of Sanctions, including, without limitation, Cuba, Iran, North Korea, Sudan, Syria and Crimea (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering of the Offered ADSs and the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions, except in cases where compliance with extraterritorial provisions in any such sanctions would be unlawful for the Company, in each case insofar as they do not result in a violation of or conflict with Section 7 of the German Foreign Trade Regulation (Außenwirtschaftsverordnung) or a similar applicable anti-boycott statute.

(pp)        No Restrictions on Subsidiaries.    No subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock or similar ownership interest, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company.

(qq)        No Broker’s Fees.    Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares and the Offered ADSs.

(rr)         No Registration Rights.    No person has the right to require the Company or any of its subsidiaries to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Shares and the Offered ADSs.

(ss)         No Stabilization.    The Company has not taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares or the Offered ADSs.

(tt)         Margin Rules. Neither the issuance, sale and delivery of the Shares or the Offered ADSs nor the application of the proceeds thereof by the Company as described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(uu)        Forward-Looking Statements.    No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) included or incorporated by reference in any of the Registration Statement, the Pricing Disclosure Package or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(vv)        Statistical and Market Data.    Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

(ww)      Sarbanes-Oxley Act.    The Company has taken necessary actions to ensure that, upon the effectiveness of the Registration Statement, it will be in compliance with all provisions of the Sarbanes-Oxley Act of 2002, as amended and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”) that are then in effect and with which the Company is required to comply with as of the effectiveness of the Registration Statement.

(xx)        Status under the Securities Act.    At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Offered ADSs and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Securities Act.

(yy)        No Ratings.    There are (and prior to the Closing Date, will be) no debt securities or preferred stock issued or guaranteed by the Company or any of its subsidiaries that are rated by a “nationally recognized statistical rating organization”, as such term is defined under Section 3(a)(62) under the Exchange Act.

(zz)        Stamp Taxes.    Except for any net income, capital gains or franchise taxes imposed on the Underwriters by the Federal Republic of Germany or any political subdivision or taxing authority thereof or therein as a result of any present or former connection (other than any connection resulting from the transactions contemplated by this Agreement and the Deposit Agreement) between the Underwriters and the jurisdiction imposing such tax, no stamp duties or other issuance or transfer taxes are payable by or on behalf of the Underwriters in the Federal Republic of Germany, the United States or any political subdivision or taxing authority thereof solely in connection with (A) the execution, delivery and performance of the Transaction Documents, (B) the issuance and delivery of the Shares and the Offered ADSs in the manner contemplated by this Agreement and the Prospectus or (C) the sale and delivery by the Underwriters of the Shares and the Offered ADSs as contemplated herein and in the Prospectus.

(aaa)       No Immunity.    Neither the Company nor any of its subsidiaries or their properties or assets has immunity under German, U.S. federal or New York state law from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any German, U.S. federal or New York state court, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court with respect to their respective obligations, liabilities or any other matter under or arising out of or in connection herewith; and, to the extent that the Company or any of its subsidiaries or any of its properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings arising out of, or relating to the transactions contemplated by the Transaction Documents, may at any time be commenced, the Company has, pursuant to Section 18(d) hereof, waived, and it will waive, or will cause its subsidiaries to waive, such right to the extent permitted by law.

(bbb)       Passive Foreign Investment Company.    Subject to the qualifications, limitations, exceptions and assumptions set forth in the Preliminary Prospectus and the Prospectus, the Company

does not believe that it was a passive foreign investment company (a “PFIC”), as defined in Section 1297 of the Internal Revenue Code of 1986, as amended, for its most recently completed taxable year, and the Company does not believe that it will be a PFIC for the taxable year ending December 31, 2018 or in any future taxable year.

(ccc)        Dividends.    Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, no approvals are currently required in the Federal Republic of Germany in order for the Company to pay dividends or other distributions declared by the Company to the holders of Shares and for the Depositary to distribute such dividends or other distributions to holders of the Offered ADSs. Under current laws and regulations of the Federal Republic of Germany and any political subdivision thereof, any amount payable with respect to the Shares or the Offered ADSs upon liquidation of the Company or upon redemption thereof and dividends and other distributions declared and payable on the share capital of the Company may be paid by the Company and distributed by the Depositary in United States dollars or euros and freely transferred out of the Federal Republic of Germany, and, except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the heading “Taxation—German Taxation—German Taxation of Holders of ADSs—Taxation of Holders Not Resident in Germany” no such payments or distribution made to the holders of Shares or ADSs who are non-residents of the Federal Republic of Germany will be subject to income, withholding or other taxes under laws and regulations of the Federal Republic of Germany or any political subdivision or taxing authority thereof or therein and without the necessity of obtaining any governmental authorization in the Federal Republic of Germany or any political subdivision or taxing authority thereof or therein.

(ddd)        Legality.    The legality, validity, enforceability or admissibility into evidence of any of the Registration Statement, the Pricing Disclosure Package, the Prospectus, this Agreement, the Shares or the Offered ADSs in any jurisdiction in which the Company is organized or does business is not dependent upon such document being submitted into, filed or recorded with any court or other authority in any such jurisdiction on or before the date hereof or that any tax, imposition or charge be paid in any such jurisdiction on or in respect of any such document.

(eee)        Legal Action.    Each Underwriter is entitled to sue as plaintiff in the court of the jurisdiction of formation and domicile of the Company for the enforcement of its respective rights under this Agreement and such access to such courts will not be subject to any conditions which are not applicable to residents of such jurisdiction or a company incorporated in such jurisdiction except that plaintiffs not residing in the Federal Republic of Germany may be required to guarantee payment of a possible order for payment of costs or damages at the request of the defendant.

(fff)         Foreign Issuer.    The Company is a “foreign private issuer” as defined in Rule 405 under the Securities Act.

6.          Further Agreements of the Company.    The Company covenants and agrees with each Underwriter that:

(a)            Required Filings.    The Company will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act, will file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the Securities Act; and the Company will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in New York City prior to 10:00 A.M., New York City time, on the business day next succeeding the date of this Agreement in such quantities as the Representatives may reasonably request.

(b)        Delivery of Copies. The Company will deliver, without charge, (i) to the Representatives, four copies of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith; and (ii) to each Underwriter (A) a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) and (B) during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto and each Issuer Free Writing Prospectus) as the Representatives may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Offered ADSs as in the opinion of counsel for the Underwriters a prospectus relating to the Offered ADSs is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Offered ADSs by any Underwriter or dealer.

(c)        Amendments or Supplements, Issuer Free Writing Prospectuses.    Before making, preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement or the Prospectus, the Company will furnish to the Representatives and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not make, prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representatives reasonably objects.

(d)        Notice to the Representatives.    The Company will advise the Representatives promptly, and confirm such advice in writing, (i) when the Registration Statement has become effective; (ii) when any amendment to the Registration Statement has been filed or becomes effective; (iii) when any supplement to the Prospectus, any Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication or any amendment to the Prospectus has been filed or distributed; (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information including, but not limited to, any request for information concerning any Testing-the-Waters Communication; (v) of the issuance by the Commission or any other governmental or regulatory authority of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package, the Prospectus or any Written Testing-the-Waters Communication or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (vi) of the occurrence of any event or development within the Prospectus Delivery Period as a result of which the Prospectus, any of the Pricing Disclosure Package, any Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Pricing Disclosure Package, any such Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication is delivered to a purchaser, not misleading; and (vii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Shares or the Offered ADSs for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its reasonable best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package or the Prospectus or any Written Testing-the-Waters Communication or suspending any such qualification of the Shares or the Offered ADSs and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

(e)        Ongoing Compliance.    (1) If during the Prospectus Delivery Period (i) any event or development shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters and to such dealers as the Representatives may designate such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law and (2) if at any time prior to the Closing Date (i) any event or development shall occur or condition shall exist as a result of which the Pricing Disclosure Package as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Pricing Disclosure Package to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Representatives may designate such amendments or supplements to the Pricing Disclosure Package as may be necessary so that the statements in the Pricing Disclosure Package as so amended or supplemented will not, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, be misleading or so that the Pricing Disclosure Package will comply with law.

(f)        Blue Sky Compliance.    The Company will use commercially reasonable efforts to qualify the Offered ADSs for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Offered ADSs; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(g)        Earning Statement.    The Company will make generally available to its security holders and the Representatives as soon as practicable an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement.

(h)        Clear Market.    For a period of 90 days after the date of the Prospectus, the Company will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Securities Act relating to, any Shares, ADSs or any securities convertible into or exercisable or exchangeable for Shares, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of any Shares or ADSs or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Shares, ADSs or such other securities, in cash or otherwise, without the prior written consent of the Representatives, other than (1) the Shares to be sold hereunder and the Offered ADSs, (2) grants of shares options, restricted shares, convertible bonds or other equity incentives pursuant to the Company Share Plans or a resolution of the Supervisory Board of the Company to employees or members of the management board of the Company, and (3) any Shares of the Company issued upon the exercise of options granted under Company Share Plans or convertible bonds issued or pursuant to a resolution of the Supervisory Board of the Company, in each case to employees or members of the management board of the Company.

If the Representatives, in their sole discretion, agree to release or waive the restrictions set forth in a lock-up letter described in Section 8(q) hereof for a member of the management board of the Company and provide the Company with notice of the impending release or waiver substantially in the form of Exhibit E hereto at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit F hereto through a major news service at least two business days before the effective date of the release or waiver.

(i)        Use of Proceeds.     The Company will apply the net proceeds from the sale of the Shares and the Offered ADSs as described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus under the heading “Use of proceeds”.

(j)        No Stabilization.    The Company will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Stock.

(k)        Frankfurt Stock Exchange Admission to Trading.    The Company will use its reasonable best efforts to admit the Shares to trading on the regulated market (regulierter Markt) and to the sub-segment of the regulated market with additional obligations arising from admission (Prime Standard) on the Frankfurt Stock Exchange (Frankfurter Wertpapierbörse).

(l)        Nasdaq Listing.    The Company will use its reasonable best efforts to list for quotation the Offered ADSs on the Nasdaq Global Market (the “Nasdaq Market”).

(m)       Reports.    So long as the Offered ADSs are outstanding, the Company will furnish to the Representatives, as soon as they are available, copies of all reports or other communications (financial or other) furnished to holders of the Offered ADSs, and copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange or automatic quotation system; provided that the Company will be deemed to have furnished such reports and financial statements to the Representatives to the extent that they are filed on the Commission’s Electronic Data Gathering, Analysis, and Retrieval system.

(n)        Record Retention.    The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

(o)        Filings.    The Company will file with the Commission such reports as may be required by Rule 463 under the Securities Act.

(p)        Emerging Growth Company; Foreign Private Issuer.    The Company will promptly notify the Representatives if the Company ceases to be an Emerging Growth Company or a Foreign Private Issuer at any time prior to the later of (i) completion of the distribution of the Offered ADSs within the meaning of the Securities Act and (ii) completion of the 90-day restricted period referred to in Section 4(h) hereof.

(q)        Tax Indemnity.    The Company will indemnify and hold harmless the Underwriters against any documentary, stamp, registration, issuance, transfer or other similar taxes, including any interest and penalties (except to the extent attributable to the unreasonable default or delay of the Underwriters in discharging such taxes which have been repaid to the Underwriters or for which the Underwriters have been indemnified), on the sale of the Shares or the Offered ADSs by the Company to the Underwriters and on the execution and delivery of this Agreement. All indemnity payments to be made by the Company hereunder in respect of this Section 6(p) shall be made without withholding or deduction for or on account of any present or future German taxes, duties or governmental shares whatsoever unless the Company is compelled by law to deduct or withhold such taxes, duties or charges. In that event, any except for any net income, capital gains or franchise taxes imposed on the Underwriters by the Federal Republic of Germany or the United States or any political subdivision of taxing authority thereof or therein as a result of any present or former connection (other than any connection resulting from the transactions contemplated by this Agreement) between the Underwriters and the jurisdiction imposing such withholding or deductions, the Company shall pay such additional amounts as may be necessary in order to ensure that the net amounts received after such withholding or deductions shall equal the amounts that would have been received if no withholding or deduction has been made.

7.        Certain Agreements of the Underwriters.    Each Underwriter hereby represents and agrees that:

(a)        It has not and will not use, authorize use of, refer to or participate in the planning for use of, any “free writing prospectus”, as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that contains no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) that was not included (including through incorporation by reference) in the Preliminary Prospectus or a previously filed Issuer Free Writing Prospectus, (ii) any Issuer Free Writing Prospectus listed on Annex A or prepared pursuant to Section 5(c) or Section 6(c) above (including any electronic road show), or (iii) any free writing prospectus prepared by such underwriter and approved by the Company in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus”).

(b)        It has not and will not, without the prior written consent of the Company, use any free writing prospectus that contains the final terms of the Offered ADSs unless such terms have previously been included in a free writing prospectus filed with the Commission; provided that Underwriters may use a term sheet substantially in the form of Annex C hereto without the consent of the Company; provided further that any Underwriter using such term sheet shall notify the Company, and provide a copy of such term sheet to the Company, prior to, or substantially concurrently with, the first use of such term sheet.

(c)        It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Company if any such proceeding against it is initiated during the Prospectus Delivery Period).

8.       Conditions of Underwriters’ Obligations.  The obligation of each Underwriter to purchase the Underwritten ADSs on the Closing Date or the Option ADSs on the Additional Closing Date, as the case may be as provided herein is subject to the performance by the Company of its covenants and other obligations hereunder and to the following additional conditions:

(a)        Registration Compliance; No Stop Order.  No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose or pursuant to

Section 8A under the Securities Act shall be pending before or threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 4(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representatives.

(b)        Representations and Warranties.  The representations and warranties of the Company contained herein shall be true and correct on the date hereof and on and as of the Closing Date or the Additional Closing Date, as the case may be; and the statements of the Company and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date or the Additional Closing Date, as the case may be.

(c)        No Material Adverse Change.  No event or condition of a type described in Section 5(h) hereof shall have occurred or shall exist, which event or condition is not described in the Pricing Disclosure Package (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Underwritten ADSs on the Closing Date or the Option ADSs on the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus.

(d)        Officer’s Certificate.  The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, a certificate of the chief financial officer or chief accounting officer of the Company and one additional member of the management board or senior management group of the Company who is satisfactory to the Representatives (i) confirming that such officers have carefully reviewed the Registration Statement, the Pricing Disclosure Package and the Prospectus and, to the knowledge of such officers, the representations set forth in Sections 5(b) and 5(c) hereof are true and correct, (ii) confirming that the other representations and warranties of the Company in this Agreement are true and correct and that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date or the Additional Closing Date, as the case may be, and (iii) to the effect set forth in paragraphs (a) and (c)).

(e)        Comfort Letters.  (i) On the date of this Agreement and on the Closing Date or the Additional Closing Date, as the case may be, PricewaterhouseCoopers GmbH Wirtschaftsprüfungsgesellschaft shall have furnished to the Representatives, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus; provided that the letter delivered on the Closing Date or the Additional Closing Date, as the case may be, shall use a “cut-off” date no more than three business days prior to such Closing Date or such Additional Closing Date, as the case may be.

(f)        (ii) On the date of this Agreement and on the Closing Date or the Additional Closing Date, as the case may be, the Company shall have furnished to the Representatives a certificate, dated the respective dates of delivery thereof and addressed to the Underwriters, of its chief financial officer with respect to certain financial data contained in the Pricing Disclosure Package and the

Prospectus, providing “management comfort” with respect to such information, in form and substance reasonably satisfactory to the Representatives.

(g)       Opinions and 10b-5 Statement of Counsel for the Company.  Skadden, Arps, Slate, Meagher & Flom LLP, German and U.S. counsel for the Company, shall have furnished to the Representatives, at the request of the Company, their written opinions as to matters of German and U.S. law and 10b-5 statement, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex D hereto.

(h)       Opinions of Intellectual Property Counsel for the Company.  The Representatives shall have received the opinion of [Seyfarth Shaw LLP, Licata & Tyrell P.C. and Finnegan, Henderson, Farabow, Garrett & Dunner LLP], each counsel for the Company with respect to certain intellectual property matters, and an opinion by the Company’s in-house intellectual property counsel, each dated as of such date, substantially in form and substance reasonably satisfactory to the Representatives to the effect set forth in Annex E hereto.

(i)        General Counsel Legal Opinion.  The Representatives shall have received on the Closing Date or the Additional Closing Date, as the case may be, opinions dated the Closing Date or the Additional Closing Date, as the case may be, of the general counsel of the Company, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex F hereto.

(j)        Opinion and 10b-5 Statement of Counsel for the Underwriters.  The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, opinions and a 10b-5 statement, addressed to the Underwriters, of Latham & Watkins LLP, German and U.S. counsel for the Underwriters, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(k)       Opinion of Counsel to the Depositary.  Emmet, Marvin & Martin LLP, counsel to the Depositary, shall have furnished to the Representatives, at the request of the Depositary, their written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex G hereto.

(l)        No Legal Impediment to Issuance.  No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the issuance or sale of the Shares or the Offered ADSs; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the issuance or sale of the Shares or the Offered ADSs.

(m)      Corporate Authorizations.  The Representatives shall have received copies of the resolution of the management board (Vorstand) and the supervisory board (Aufsichtsrat) of the Company, authorizing the issuance and the sale of the Underwritten Shares and the Option Shares on or prior to the Closing Date or the Additional Closing Date, as the case may be.

(n)       Commercial Register Excerpts.  The Company shall have delivered to Goldman Sachs AG, in accordance with, and at the time provided for, in Section 2(d) hereof, in case of the

Underwritten Shares to be issued on the Closing Date, and Section 3(f) hereof, in case of any Option Shares to be issued on the Additional Closing Date, (i) a duly executed global share certificate evidencing the Underwritten Shares or the Option Shares, as the case may be and (ii) a certified excerpt from the commercial register (Handelsregister) pertaining to the Company evidencing the capital increase represented by the Underwritten Shares or the Option Shares, as the case may be.

(o)        Frankfurt Stock Exchange Admission to Trading.  The Shares to be delivered on the Closing Date or Additional Closing Date, as the case may be, shall have been duly admitted to trading on the regulated market (regulierter Markt) and to the sub-segment of the regulated market with additional obligations arising from admission (Prime Standard) on the Frankfurt Stock Exchange (Frankfurter Wertpapierbörse) and the Shares have been introduced to trading on the Frankfurt Stock Exchange.

(p)        Nasdaq Listing.  The Offered ADSs to be delivered on the Closing Date or Additional Closing Date, as the case may be, shall have been approved for listing on the Nasdaq Global Market, subject to official notice of issuance.

(q)        Lock-up Agreements.  The “lock-up” agreements, each substantially in the form of Exhibit G hereto, between the Company and the members of the management board (Vorstand) of the Company, relating to sales and certain other dispositions of Shares or certain other securities, delivered to you on or before the date hereof, shall be full force and effect on the Closing Date or Additional Closing Date, as the case may be.

(r)         Additional Documents.  On or prior to the Closing Date or the Additional Closing Date, as the case may be, the Company shall have furnished to the Representatives such further certificates and documents as the Representatives may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

9.       Indemnification and Contribution.

(a)        Indemnification of the Underwriters.  The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable legal fees and other expenses reasonably incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus[, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act], any Written Testing-the-Waters Communication, any road show as defined in Rule 433(h) under the Securities Act (a “road show”) or any Pricing Disclosure Package [(including any Pricing Disclosure Package that has subsequently been amended)], or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (b) below.

(b)        Indemnification of the Company.  Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication, any road show or any Pricing Disclosure Package [(including any Pricing Disclosure Package that has subsequently been amended)], it being understood and agreed upon that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the concession and reallowance figures appearing in the [third] paragraph under the caption “Underwriting” and the information contained in the [thirteenth and fourteenth] paragraph under the caption “Underwriting”.

(c)        Notice and Procedures.  If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under paragraph (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under paragraph (a) or (b) above. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 9 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed as they are incurred. Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by the Representatives and any such separate firm for the Company, its directors, its officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph (d), the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d)        Contribution.  If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters on the other, from the offering of the Offered ADSs or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company, on the one hand, and the Underwriters on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters on the other, shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Shares and the Offered ADSs and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Offered ADSs. The relative fault of the Company, on the one hand, and the Underwriters on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)        Limitation on Liability.  The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to paragraph (d) above were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of paragraphs (d) and (e), in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Offered ADSs exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to paragraphs (d) and (e) are several in proportion to their respective purchase obligations hereunder and not joint.

(f)        Non-Exclusive Remedies.  The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

10.    Effectiveness of Agreement.  This Agreement shall become effective as of the date first written above.

11.    Termination.  This Agreement may be terminated in the absolute discretion of the Representatives, by notice to the Company, if after the execution and delivery of this Agreement and on or prior to the Closing Date or, in the case of the Option ADSs, prior to the Additional Closing Date (i) trading generally shall have been suspended or materially limited on or by any of the Frankfurt Stock Exchange (Frankfurter Wertpapierbörse), the New York Stock Exchange or The Nasdaq Stock Market; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States or the Federal Republic of Germany, that, in the judgment of the Representatives, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Offered ADSs on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus (each of the events set forth in clauses (i) through (iv) above, a “Termination Event”). Upon the occurrence of a Termination Event the following shall apply.

(a)        Prior to Filing of a Subscription Certificate.  If a Termination Event occurs before the Subscription Certificate for the Underwritten Shares or the Option Shares, as the case may be, has been filed with the commercial register of the Company, the obligations of Goldman Sachs & Co. LLC, through Goldman Sachs AG, to subscribe for the Underwritten Shares or the Option Shares, as the case may be, for the account of the several Underwriters and the several obligations of the Underwriters to purchase the Underwritten Shares and the Underwritten ADS or the Option Shares and the Option ADSs, as the case may be, may be canceled and this Agreement may be terminated by the Representatives at their option and in their sole discretion on behalf of the several Underwriters and, in such circumstances, the Company shall return the relevant Subscription Certificate and the relevant Bank Confirmation to Goldman Sachs AG and BNP PARIBAS Securities Services S.C.A. -

Zweigniederlassung Frankfurt, respectively, and release any funds already credited to the Capital Increase Account for the benefit of Goldman Sachs AG.

(b)        After Filing of Documents for Registration of Capital Increase.  If a Termination Event occurs after all documents required for the registration of the capital increase representing the Underwritten Shares or the Option Shares, as the case may be, have been filed with the commercial register, the Representatives may at their option and in their sole discretion, on behalf of the several Underwriters, terminate this Agreement and request from the Company by written notification to the Company to employ its best efforts to procure a withdrawal of the relevant application for registration of the capital increase representing the Underwritten Shares or the Option Shares, as the case may be, from the commercial register. If the application is withdrawn successfully, the obligation of Goldman Sachs & Co. LLC, through Goldman Sachs AG, to subscribe for the Underwritten Shares or the Option Shares, as the case may be, for the account of the several Underwriters and the several obligations of the Underwriters to purchase the Underwritten Shares and the Underwritten ADSs or the Option Shares and the Option ADSs, as the case may be, shall terminate and the Company shall return the relevant Subscription Certificate and the relevant Bank Confirmation to Goldman Sachs AG and BNP PARIBAS Securities Services S.C.A. - Zweigniederlassung Frankfurt, respectively, and release any funds already credited to the Capital Increase Account for the benefit of Goldman Sachs AG.

(c)        After Registration of Capital Increase.  If a Termination Event occurs after the registration of the capital increase representing the Underwritten Shares or the Option Shares, as the case may be, with the commercial register or on a date on which the application for the registration of the relevant capital increase representing the Underwritten Shares or the Option Shares, as the case may be, can no longer be withdrawn, or if despite a request a withdrawal does not occur for other reasons, the following shall apply: (i) the Representatives at their option and in their sole discretion, on behalf of the several Underwriters, may terminate this Agreement; provided, however, that the several obligations of the Underwriters to purchase the Underwritten Shares or the Option Shares, as the case may be, at the Issue Price shall remain in force and survive any such termination. The Representatives may, however, release the several other Underwriters of this obligation in their sole discretion. Subject to the foregoing, in the event of any such termination, the several obligations of the Underwriters towards the Company to purchase the Underwritten Shares and the Underwritten ADSs or the Option Shares and the Option ADSs shall terminate. In such circumstances, the Representatives shall be entitled to sell the Underwritten Shares or the Option Shares, as the case may be, to any other person or persons as they deem best in their sole discretion and, in the event of any such sale, shall forward to the Company any proceeds received by them from such sale less the amount credited to the Capital Increase Amount in respect of the relevant Shares and less the underwriting commission. If the shares from the Capital Increase have already been transferred from Goldman Sachs AG to the Depositary and been registered in the Depositary’s name, the Company shall assist Goldman Sachs AG in taking all reasonable measures necessary to effect the transfer of such shares to Goldman Sachs AG or any other entity designated by Goldman Sachs & Co. LLC, on behalf of the several Underwriters.

12.     Defaulting Underwriter.

(a)        If, on the Closing Date or the Additional Closing Date, as the case may be, any Underwriter defaults on its obligation to purchase the Offered ADSs that it has agreed to purchase hereunder on such date, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Offered ADSs by other persons satisfactory to the Company on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting

Underwriters do not arrange for the purchase of such Offered ADSs, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Offered ADSs on such terms. If other persons become obligated or agree to purchase the Offered ADSs of a defaulting Underwriter, either the non-defaulting Underwriters or the Company may postpone the Closing Date or the Additional Closing Date, as the case may be, for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement and the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement and the Prospectus that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 12, purchases Offered ADSs that a defaulting Underwriter agreed but failed to purchase.

(b)        If, after giving effect to any arrangements for the purchase of the Offered ADSs of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate number of Offered ADSs that remain unpurchased on the Closing Date or the Additional Closing Date, as the case may be, does not exceed one-eleventh of the aggregate number of Offered ADSs to be purchased on such date, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Offered ADSs that such Underwriter agreed to purchase hereunder on such date plus such Underwriter’s pro rata share (based on the number of Offered ADSs that such Underwriter agreed to purchase on such date) of the Offered ADSs of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

(c)        If, after giving effect to any arrangements for the purchase of the Offered ADSs of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate number of Offered ADSs that remain unpurchased on the Closing Date or the Additional Closing Date, as the case may be, exceeds one-eleventh of the aggregate amount of Offered ADSs to be purchased on such date, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement or, with respect to any Additional Closing Date, the obligation of the Underwriters to purchase Offered ADSs on the Additional Closing Date shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 12 shall be without liability on the part of the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Section 13 hereof and except that the provisions of Section 9 hereof shall not terminate and shall remain in effect.

(d)        Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company or any non-defaulting Underwriter for damages caused by its default.

13.     Payment of Expenses.

(a)        Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Shares and the Offered ADSs and any taxes payable in that connection; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, any Pricing Disclosure Package and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the costs of reproducing and distributing each of the Transaction Documents; (iv) the fees and expenses of the Company’s counsel and independent accountants; (v) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Offered ADSs under the laws of such jurisdictions as the Representatives may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel for the Underwriters); (vi) the cost of preparing share certificates; (vii) the costs and charges of the Depositary and any transfer agent and any registrar; (viii) all expenses and application fees incurred in connection with any filing with, and clearance of the offering by, FINRA; (ix) all expenses incurred by the Company in connection with any “road show” presentation to potential investors; and (x) all expenses and application fees related to the listing of the Offered ADSs on the Nasdaq Market.

(b)        If (i) this Agreement is terminated pursuant to Section 11(ii) hereof, (ii) the Company for any reason fails to tender the Shares or Offered ADSs for delivery to the Underwriters or (iii) the Underwriters decline to purchase the Shares or the Offered ADSs for any reason permitted under this Agreement, the Company agrees to reimburse the Underwriters for all out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby.

14.     Persons Entitled to Benefit of Agreement.  This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to herein, and the affiliates of each Underwriter referred to in Section 9 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Offered ADSs from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

15.     Survival.  The respective indemnities, rights of contribution, representations, warranties and agreements of the Company and the Underwriters contained in this Agreement or made by or on behalf of the Company or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Shares and the Offered ADSs and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company or the Underwriters.

16.     Certain Defined Terms.  For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; and (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act.

17.     Compliance with USA Patriot Act.  In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

18.     Miscellaneous.

(a)        Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representatives c/o Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282, Attention:            ; J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179 (fax: (212) 622-8358); Attention: Equity Syndicate Desk; and Leerink Partners LLC, 1301 Avenue of the Americas, 12th Floor, New York, New York 10019, Attention: General Counsel. Notices to the Company shall be given to it at MorphoSys AG, Semmelweißstraße 7, 82152 Planegg, Federal Republic of Germany, (fax: +49 (89) 89927 5 3720); Attention: General Counsel.

(b)        Governing Law.  This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(c)        Judgment Currency.  The Company agrees to indemnify each Underwriter, its directors, officers, affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any loss incurred by such Underwriter as a result of any judgment or order being given or made for any amount due hereunder and such judgment or order being expressed and paid in a currency (the “judgment currency”) other than U.S. dollars and as a result of any variation as between (i) the rate of exchange at which the U.S. dollar amount is converted into the judgment currency for the purpose of such judgment or order, and (ii) the rate of exchange at which such indemnified person is able to purchase U.S. dollars with the amount of the judgment currency actually received by the indemnified person. The foregoing indemnity shall constitute a separate and independent obligation of the Company and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

(d)        Waiver of Immunity.  To the extent that the Company has or hereafter may acquire any immunity (sovereign or otherwise) from jurisdiction of any court of (i) the Federal Republic of Germany, or any political subdivision thereof, (ii) the United States or the State of New York, (iii) any jurisdiction in which it owns or leases property or assets or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution, set-off or otherwise) with respect to themselves or their respective property and assets or this Agreement, the Company hereby irrevocably waives such immunity in respect of its obligations under this Agreement to the fullest extent permitted by applicable law.

(e)        Submission to Jurisdiction.  Each Party hereby submits to the exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. Each Party waives any objection which they may now or hereafter have to the laying of venue of any such suit or proceeding in such courts. Each Party agrees that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon such Party and may be enforced in any court to the jurisdiction of which such Party is subject by a suit upon such judgment. The Company irrevocably appoints CT Corporation System, 111 Eights Avenue, New York, New York 10011, as its authorized agent in the Borough of Manhattan in The City of New York upon which process may be served in any such suit or proceeding, and agrees that service of process upon such authorized agent, and written notice of such service to the Company by the person serving the same to the address provided in this Section 18, shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. The Company hereby represents and warrants that such authorized agent has accepted such appointment and has agreed to act as such authorized agent for service of process. The Company further agree to take any and all action as may be necessary to maintain such designation and appointment of such authorized agent (or another authorized agent designated and notified by the Company to the Representatives in writing) in full force and effect for a period of seven years from the date of this Agreement.

(f)        Waiver of Jury Trial.  EACH OF THE PARTIES HERETO HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

(g)        Counterparts.  This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

(h)        Amendments or Waivers.  No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(i)        Headings.  The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

19.     Contractual Recognition of Bail-in.

(a)        Contractual Acknowledgment.  Notwithstanding and to the exclusion of any other term of this Agreement or any other agreements, arrangements, or understanding among the Underwriters, the Underwriters acknowledge and accept that a BRRD Liability arising under this Agreement may be subject to the exercise of Bail-in Powers by the Relevant Resolution Authority, and acknowledge, accept, and agree to be bound by:

the effect of the exercise of Bail-in Powers by the Relevant Resolution Authority in relation to any BRRD Liability of any Underwriters to any other Underwriter under this Agreement, that (without limitation) may include and result in any of the following, or some combination thereof:

(A)    the reduction of all, or a portion, of the BRRD Liability or outstanding amounts due thereon;

(B)    the conversion of all, or a portion, of the BRRD Liability into shares, other securities or other obligations of the relevant Underwriters or another person, and the issue to or conferral of such shares, securities or obligations on the creditor or counterparty of such Underwriter;

(C)    the cancellation of the BRRD Liability;

(D)    the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period;

the variation of the terms of this Agreement, as deemed necessary by the Relevant Resolution Authority, to give effect to the exercise of Bail-in Powers by the Relevant Resolution Authority.

(b)        Bail-in Definitions.  For the purposes of this Section 19:

“Bail-in Legislation” means in relation to a member state of the European Economic Area which has implemented, or which at any time implements, the BRRD, the relevant implementing law, regulation, rule or requirement as described in the EU Bail-in Legislation Schedule from time to time

“Bail-in Powers” means any Write-down and Conversion Powers as defined in the EU Bail-in Legislation Schedule, in relation to the relevant Bail-in Legislation.

“BRRD” means Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms.

“EU Bail-in Legislation Schedule” means the document described as such, then in effect, and published by the Loan Market Association (or any successor person) from time to time at http://www.lma.eu.com/pages.aspx?p=499.

“BRRD Liability” means a liability in respect of which the relevant Write Down and Conversion Powers in the applicable Bail-in Legislation may be exercised.

“Relevant Resolution Authority” means the resolution authority with the ability to exercise any Bail-in Powers in relation to the Underwriters.

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

MorphoSys AG

By:
Name:
Title:

By:
Name:
Title:

[Signature Page to Underwriting Agreement]

Accepted: As of the date first written above

Goldman Sachs & Co. LLC

For itself and on behalf of the

several Underwriters listed

in Schedule 1 hereto.

By:
Authorized Signatory

J.P. MORGAN SECURITIES LLC

For itself and on behalf of the

several Underwriters listed

in Schedule 1 hereto.

By:
Authorized Signatory

LEERINK PARTNERS LLC

For itself and on behalf of the

several Underwriters listed

in Schedule 1 hereto.

By:
Authorized Signatory

Schedule 1

Underwriter	Number of ADSs

Goldman Sachs & Co. LLC
J.P. Morgan Securities LLC
Leerink Partners LLC
JMP Securities LLC
Berenberg Capital Markets, LLC

Total

Annex A

a.            Pricing Disclosure Package

b.            Pricing Information Provided Orally by Underwriters

Annex B

Written Testing-the-Waters Communications

Annex C

[Pricing Term Sheet]

Annex D

[Forms of German and U.S. law opinions and 10b-5 letter of Skadden]

Annex E

[Forms of opinions of IP counsel to the Company]

Annex F

[Form of opinion of general counsel of Company]

Annex G

[Form of opinion of Emmet, Marvin & Martin LLP, counsel to the Depositary]

Exhibit A

Form of Subscription Certificate

[Goldman Sachs AG Letterhead]

1. Ausfertigung

Zeichnungsschein

(doppelt ausgestellt)

Der Vorstand der MorphoSys AG, eingetragen im Handelsregister des Amtsgerichts München unter HRB 121023 (die „Gesellschaft“) ist auf Grund der am 17. Mai 2017 von der ordentlichen Hauptversammlung der Gesellschaft beschlossenen Ermächtigung nach § 5 Abs. (5) der Satzung ermächtigt, mit Zustimmung des Aufsichtsrats bis zum 30. April 2022 (einschließlich) das Grundkapital der Gesellschaft gegen Bar- und/oder Sacheinlagen einmalig oder mehrmalig um bis zu € 11.663.908,00 durch Ausgabe von bis zu 11.663.908 neuen und auf den Inhaber lautenden Stückaktien zu erhöhen (Genehmigtes Kapital 2017-II). Zugleich wurde der Vorstand ermächtigt, mit Zustimmung des Aufsichtsrats das Bezugsrecht der Aktionäre auszuschließen, soweit im Fall einer Kapitalerhöhung gegen Bareinlagen, die neuen Aktien im Zuge einer Börseneinführung an einer ausländischen Wertpapierbörse platziert werden. Weiter wurde der Vorstand ermächtigt, mit Zustimmung des Aufsichtsrats die weiteren Einzelheiten der Kapitalerhöhung und ihrer Durchführung festzulegen.

Im Rahmen dieser Ermächtigung hat der Vorstand am             . April 2018 mit Zustimmung des Aufsichtsrats vom             . April 2018 beschlossen, unter Ausnutzung des Genehmigten Kapitals 2017-II (§ 5 Abs. (5) der Satzung), das Grundkapital der Gesellschaft von derzeit € [29.420.785,00] um €             auf €             gegen Bareinlage durch Ausgabe von              neuen auf den Inhaber lautenden Stückaktien mit einem anteiligen Betrag am Grundkapital von €1,00 je Aktie mit voller Gewinnanteilsberechtigung ab dem Geschäftsjahr 2018 und unter Ausschluss des Bezugsrechts der Aktionäre zu erhöhen. Die neuen Aktien werden jeweils zum Ausgabebetrag von €             ausgegeben. Zur Zeichnung der bis zu              neuen Stückaktien zum Ausgabebetrag von €             je Stammaktie wurde Goldman Sachs AG, Frankfurt, in eigenem Namen, aber für Rechnung eines Bankenkonsortiums mit der Maßgabe zugelassen, dass das Bankenkonsortium die neuen Stückaktien im Rahmen der erstmaligen Einführung der Gesellschaft am U.S.-Kapitalmarkt mittels American Depositary Shares („ADSs“) platziert und sichergestellt ist, dass das Bankenkonsortium den Unterschiedsbetrag zwischen dem Gesamtausgabebetrag für die neuen Stückaktien und dem Platzierungserlös für die sie repräsentierenden ADSs nach Maßgabe eines Wertpapierübernahmevertrags unter Abzug einer in diesem Wertpapierübernahmevertrag näher festzulegenden Provision (Underwriting Discount) sowie der Kosten und Auslagen an die Gesellschaft abführt.

Hiermit zeichnen wir             Stück neue auf den Inhaber lautende Stückaktien mit einem anteiligen Betrag am Grundkapital von €1,00 je Aktie, zu einem Ausgabebetrag von €             je Aktie.

Gemäß der Festsetzung des Vorstands der Gesellschaft ist der gesamte Ausgabebetrag der gezeichneten Aktien, also €            , am Tag der Zeichnung, dem             . April 2018, endgültig zur

freien Verfügung des Vorstands an die Gesellschaft zu zahlen. Diese Zahlung hat Goldman Sachs AG fristgemäß auf ein „Sonderkonto Kapitalerhöhung“ der Gesellschaft bei BNP PARIBAS Securities Services S.C.A. - Zweigniederlassung Frankfurt veranlasst.

Die Zeichnung wird unverbindlich, wenn die Durchführung der Kapitalerhöhung nicht bis zum            . April 2018, 23.59 Uhr (MESZ), in das Handelsregister des Amtsgerichts München eingetragen ist.

Frankfurt, den            2018

Goldman Sachs AG

vertreten durch

Exhibit B

Form of Bank Certificate

[BNP PARIBAS Securities Services S.C.A. - Zweigniederlassung Frankfurt Letterhead]

1. Ausfertigung

Bestätigung

Gemäß § 188 Abs. 2 i.V. mit §§ 36 Abs. 2, 36a Abs. 1, 37 Abs. 1 AktG

(doppelt ausgestellt)

Zur Vorlage beim Amtsgericht München – Handelsregister – bestätigen wir hiermit hinsichtlich der von dem Vorstand der Gesellschaft am            . April 2018 mit Zustimmung des Aufsichtsrats vom            . April 2018 beschlossenen Kapitalerhöhung über insgesamt €            , dass wir heute der

MorphoSysAG

Planegg/Landkreis München

den vollen Ausgabebetrag von € je neuer auf den Inhaber lautenden Stückaktie mit einem anteiligen Betrag am Grundkapital von € 1,00 je Aktie der von uns gezeichneten Stück            neue Aktien, das sind insgesamt

€

(in Worten: Euro            )

auf einem bei uns geführten zins- und provisionsfreien „Sonderkonto Kapitalerhöhung“ der MorphoSys AG gutgeschrieben haben.

Wir versichern, dass der eingezahlte Betrag vorbehaltlich der Eintragung der Durchführung der Kapitalerhöhung in das Handelsregister endgültig zur freien Verfügung des Vorstandes der MorphoSys AG steht.

Frankfurt, den            . April 2018

BNP PARIBAS Securities Services S.C.A. - Zweigniederlassung Frankfurt

vertreten durch

Exhibit C

Form of Global Share Certificate

MorphoSys AG	WKN ISIN
Martinsried/Planegg

Globalurkunde	Ordnungsnummer

über

auf den Inhaber lautende Stammaktien (Stückaktien)

Stückenummern            bis

Der Inhaber dieser Globalurkunde ist mit            Stückaktien an der MorphoSys AG, Martinsried/Planegg, nach Maßgabe der Satzung als Aktionär beteiligt.

Die Anzahl der in dieser Globalurkunde verbrieften und begebenen Aktien ergibt sich aus der aktuellen EDV-basierten Depotdokumentation der Clearstream Banking AG, Frankfurt am Main.

Diese Globalurkunde ist ausschließlich zur Verwahrung bei der Clearstream Banking AG, Frankfurt am Main, bestimmt.

Zu dieser Globalurkunde wurde kein Globalgewinnanteilschein ausgefertigt.

Die in dieser Globalurkunde verbrieften Stückaktien sind ab 1. Januar 2018 gewinnanteilsberechtigt.

Martinsried/Planegg, im            2018

MorphoSys AG

Der Vorstand

Exhibit D

EGC – Testing the waters authorization (to be delivered by the issuer to the Representatives in email or letter form)

In reliance on Section 5(d) of the Securities Act of 1933, as amended (the “Act”), MorphoSys AG (the “Issuer”) hereby authorizes Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC and Leerink Partners LLC (the “Representatives”) and their respective affiliates and employees, to engage on behalf of the Issuer in oral and written communications with potential investors that are “qualified institutional buyers”, as defined in Rule 144A under the Act, or institutions that are “accredited investors”, as defined in Regulation D under the Act, to determine whether such investors might have an interest in the Issuer’s contemplated initial public offering of American Depositary Shares (“Testing-the-Waters Communications”). A “Written Testing-the Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Act.

The Issuer represents that it is an “emerging growth company” as defined in Section 2(a)(19) of the Act (“Emerging Growth Company”) and agrees to promptly notify the Representatives in writing if the Issuer hereafter ceases to be an Emerging Growth Company while this authorization is in effect. If at any time following the distribution of any Written Testing-the-Waters Communication there occurs an event or development as a result of which such Written Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Issuer will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Written Testing-the-Waters Communication to eliminate or correct such untrue statement or omission.

Nothing in this authorization is intended to limit or otherwise affect the ability of the Representatives and their respective and employees to engage in communications in which they could otherwise lawfully engage in the absence of this authorization, including, without limitation, any written communication containing only one or more of the statements specified under Rule 134(a) under the Act. This authorization shall remain in effect until the Issuer has provided to the Representatives a written notice revoking this authorization. All notices as described herein shall be sent by email to the attention of            at            ,            at             and            at            , with copies to            .

Exhibit E

Form of Waiver of Lock-up

GOLDMAN SACHS & CO. LLC

J.P. MORGAN SECURITIES LLC

LEERINK PARTNERS LLC

MorphoSys AG

Public Offering of American Depositary Shares

            , 2018

[Name and Address of Officer or Director Requesting Waiver]

Dear Mr./Ms. [name]:

This letter is being delivered to you in connection with the offering by MorphoSys AG (the “Company”) of            American Depositary Shares, each representing one-fourth of an ordinary share of the Company, and the lock-up letter dated            , 2018 (the “Lock-up Letter”), executed by you in connection with such offering, and your request for a [waiver] [release] dated            , 2018, with respect to            ordinary shares of the Company (the “Shares”).

Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC and Leerink Partners LLC hereby agree to [waive] [release] the transfer restrictions set forth in the Lock-up Letter, but only with respect to the Shares, effective [Enter a date that falls at least three business days after the date of the waiver/release.], 2018; provided, however, that such [waiver] [release] is conditioned on the Company announcing the impending [waiver] [release] by press release through a major news service at least two business days before effectiveness of such [waiver] [release]. This letter will serve as notice to the Company of the impending [waiver] [release].

Except as expressly [waived] [released] hereby, the Lock-up Letter shall remain in full force and effect.

Yours very truly,

[Signatures]

[Names]

cc: Company

Exhibit F

Form of Press Release

MorphoSys AG

[date]

MorphoSys AG (the “Company”) announced today that Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC and Leerink Partners LLC, the lead book-running managers in the Company’s recent public sale of            American Depositary Shares, are [waiving] [releasing] a lock-up restriction with respect to            ordinary shares of the Company held by [certain members of the management board] [a member of the management board] of the Company. The [waiver] [release] will take effect on            , 2018, and the ordinary shares may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

Exhibit G

FORM OF LOCK-UP AGREEMENT

            , 2018

GOLDMAN SACHS & CO. LLC

J.P. MORGAN SECURITIES LLC

LEERINK PARTNERS LLC

As Representatives of

    the several Underwriters listed in

    Schedule 1 to the Underwriting

    Agreement referred to below

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Re:        MorphoSys AG --- Public Offering of American Depositary Shares

Ladies and Gentlemen:

The undersigned understands that you, as Representatives of the several Underwriters, propose to enter into an underwriting agreement (the “Underwriting Agreement”) with MorphoSys AG, a stock corporation (Aktiengesellschaft) organized under the laws of the Federal Republic of Germany (the “Company”), providing for the public offering (the “Public Offering”) by the several Underwriters named in Schedule 1 to the Underwriting Agreement (the “Underwriters”), of American Depositary Shares of the Company (the “Securities”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.

In consideration of the Underwriters’ agreement to purchase and make the Public Offering of the Securities, and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC and Leerink Partners LLC on behalf of the Underwriters, the undersigned will not, during the period beginning on the date of this letter agreement (this “Letter Agreement”) and ending 90 days after the date of the prospectus relating to the Public Offering (the “Prospectus”) (such period, the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any ordinary shares without par value of the Company (the “Ordinary Shares”) or any securities convertible into or exercisable or exchangeable for Ordinary Shares (including without limitation, Ordinary Shares, restricted shares, share options, convertible bonds or such other securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant), or publicly disclose the intention to make any offer, sale, pledge or disposition, (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Ordinary Shares or such other securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Ordinary Shares or such other securities, in cash or otherwise or (3) make any demand for or exercise any right with respect to the registration of any Ordinary Shares or any security convertible into or exercisable or exchangeable for Ordinary Shares, in each case other than with respect to any “performance shares” that vest on April 1, 2018 under the Company’s 2014 Long-Term Incentive Plan and any convertible bonds granted to the management board in 2013 that have already vested, provided that no filing under Section 16(a) of the Securities Exchange Act of 1934, as amended is required.

Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC and Leerink Partners LLC on behalf of the Underwriters agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of Ordinary Shares, Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC and Leerink Partners LLC on behalf of the Underwriters will notify the Company of the impending release or waiver, and the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC and Leerink Partners LLC on behalf of the Underwriters hereunder to any member of the management board (Vorstand) of the Company shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration, (b) the transferee has agreed in writing to be bound by the same terms described in this letter to the extent and for the duration that such terms remain in effect at the time of the transfer and (c) no filing under Section 16(a) of the Securities Exchange Act of 1934, as amended is required.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Letter Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned understands that, if the Underwriting Agreement does not become effective by May 31, 2018, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the American Depositary Shares to be sold thereunder, the undersigned shall be released from, all obligations under this Letter Agreement. The undersigned understands that the Underwriters are entering into the Underwriting Agreement and proceeding with the Public Offering in reliance upon this Letter Agreement.

This Letter Agreement and any claim, controversy or dispute arising under or related to this Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York.

Very truly yours,
[name of management board member]

By:
Name:
Title: